Exhibit 10.12

SUMMER INFANT, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT

1.                                      Grant of Option.  This Non-Qualified Stock Option Agreement evidences the grant by Summer Infant, Inc., a Delaware corporation (the “Company”), as of November 21, 2011 (the “Date of Grant”), to David Hemendinger (the “Holder”) of an option (the “Option”) to purchase up to 40,000 shares (the “Shares”) of the Company’s common stock, $.0001 par value per share, at an exercise price per share equal to $6.70 (the “Exercise Price”).  The Option shall be subject to the terms and conditions set forth herein.  The Option is not issued pursuant to the Company’s 2006 Performance Equity Plan (the “Plan”).  Nevertheless, the terms and conditions of the Plan are incorporated herein for all purposes and, except as set forth explicitly herein, this Option shall be treated as if it had been issued pursuant to the Plan.  The Holder hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and conditions hereof and all applicable laws and regulations.

2.                                      Definitions.  Unless otherwise provided herein, terms used herein that are not defined shall have the meanings given to them in the Plan.

3.                                      Exercise Schedule.  Except as otherwise provided in Sections 6 or 10 of this Agreement, the Option is exercisable in accordance with the following schedule, provided that the Holder continues to be employed by the Company through and on the applicable vesting date (each, a “Vesting Date”):

Vesting Date	Percentage of Shares Becoming Available for Exercise
First Anniversary of Date of Grant	25%
Second Anniversary of Date of Grant	25%
Third Anniversary of Date of Grant	25%
Third Anniversary of Date of Grant	25%

To the extent that the Option has become exercisable with respect to a percentage of Shares, the Option may thereafter be exercised by the Holder, in whole or in part, at any time or from time to time prior to the expiration of the Option as provided herein.  Except as otherwise specifically provided herein, there shall be no proportionate or partial vesting in the periods prior to each Vesting Date, and all vesting shall occur only on the appropriate Vesting Date.  Upon the termination of the Holder’s employment with the Company, any unvested portion of the Option shall terminate and be null and void.

4.                                      Method of Exercise.  The vested portion of this Option shall be exercisable in whole or in part by written notice which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the Holder’s investment intent with respect to such Shares as may be required by the Company.  Such written notice shall be signed by the Holder and shall be delivered in person or by certified mail to the Secretary of the Company.  The written notice shall be accompanied by payment of the Exercise Price.  This Option shall be deemed to be exercised after both (a) receipt by the Company of such written notice accompanied by the Exercise Price and (b) arrangements that are satisfactory to the Committee in its sole discretion have been made for Holder’s payment to the Company of the amount, if any, that is necessary to be withheld in accordance with applicable Federal or state withholding requirements.  No Shares shall be issued pursuant to the Option unless and until such issuance and such exercise shall comply with all relevant provisions of applicable law, including the requirements of any stock exchange upon which the Shares then may be traded.

5.                                      Method of Payment.  Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Holder:  (a) cash; (b) check; (c) to the extent permitted by the Committee, with Shares owned by the Holder, or the withholding of Shares that otherwise would be delivered to the Holder as a result of the exercise of the Option, or (d) such other consideration or in such other manner as may be determined by the Committee in its absolute discretion.

6.                                      Termination of Option.

(a)                                 Any unexercised portion of the Option shall automatically and without notice terminate and become null and void upon the expiration of the Exercise Period unless terminated prior there to in accordance with the terms hereof.

(b)                                 To the extent not previously exercised, the Option shall terminate immediately (i) in the event of the liquidation or dissolution of the Company, or (ii) the Committee may, in the event of an acquisition of substantially all of the Company’s assets or at least 50% of the combined voting power of the Company’s then outstanding securities in one or more transactions (including by way of merger or reorganization) which has been approved by the Company’s Board of Directors require the Holder to relinquish such award to the Company upon the tender by the Company to Holder of cash in an amount equal to the Repurchase Value of such award or, in the event that an outstanding award does not have any Repurchase Value, then the Board of Directors may terminate the award on payment of $.01 per share that may be acquired or vest under an award.  The Committee shall give written notice of any proposed transaction referred to in this Section 6(b) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after approval of such transaction), in order that the Holder may have a reasonable period of time prior to the closing date of such transaction within which to exercise the Option if and to the extent that it then is exercisable (including any portion of the Option that may become exercisable upon the closing date of such transaction).  The Holder may condition his exercise of the Option upon the consummation of a transaction referred to in this Section 6(b).

7.                                      Withholding Tax.  Not later than the date as of which an amount first becomes includible in the gross income of the Holder for Federal income tax purposes with respect to the Option, the Holder shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount (“Withholding Tax”).  The obligations of the Company pursuant to this Agreement shall be conditional upon such payment or arrangements with the Company and the Company shall, to the extent permitted by law, have the right to deduct any Withholding Taxes from any payment of any kind otherwise due to the Holder from the Company.

8.                                      Transferability.  Unless otherwise determined by the Committee, the Option granted hereby is transferable only as set forth in the Plan.  In addition, the Option shall not be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and the Option shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate the Option, or in the event of any levy upon the Option by reason of any execution, attachment or similar process contrary to the provisions hereof, the Option shall immediately become null and void.  The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Holder.

9.                                      No Rights of Stockholders.  Neither the Holder nor any personal representative (or beneficiary) shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any Shares purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

10.                               Acceleration of Exercisability of Option.  This Option shall become immediately fully exercisable, prior to the termination of the Option pursuant to the terms hereof, in the event of a “Non-Approved Transaction,” as defined in Section 10.1 of the Plan. This Option shall become immediately fully exercisable in the discretion of the Committee in the event of an acquisition of substantially all of the Company’s assets or at least 50% of the combined voting power of the Company’s then outstanding securities in one or more transactions (including by way of merger or reorganization) which has been approved by the Company’s Board of Directors.

11.                               No Right to Continued Employment or Service with the Company.  Neither the Option nor this Agreement shall confer upon the Holder any right to continued employment or service with the Company.

12.                               Law Governing.  This Agreement shall be governed in accordance with and governed by the internal laws of the State of Delaware.

13.                               Interpretation.  This Agreement incorporates the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof.  The undersigned Holder hereby accepts as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under this Agreement, unless shown to have been made in an arbitrary and capricious manner.

14.                               Notices.  Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s Secretary at 1275 Park East Drive, Woonsocket, RI 02895, or if the Company should move its principal office, to such principal office, and, in the case of the Holder, to the Holder’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

15.                               Counterparts.  This Agreement may be executed in two or more separate counterparts, each of which shall be an original, and all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the        day of November, 2011.

COMPANY:

SUMMER INFANT, INC.,
a Delaware corporation

By:	/s/ Joseph Driscoll
Name:
Title:

The Holder represents that he has reviewed the provisions of this Agreement and the Plan in their entirety, is familiar with and understands their terms and provisions, and hereby accepts this Option subject to all of the terms and provisions of the Agreement.  The Holder further represents that he has had an opportunity to obtain the advice of counsel prior to executing this Agreement.

Dated:	12/1/2011	HOLDER:

/s/ David Hemendinger
David Hemendinger